Exhibit 25.1

_____________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.   20549
____________________
FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)
______________________________

DEUTSCHE BANK TRUST COMPANY AMERICAS
(formerly BANKERS TRUST COMPANY)
(Exact name of trustee as specified in its charter)

NEW YORK	13-4941247
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

60 WALL STREET
NEW YORK, NEW YORK	10005
(Address of principal	(Zip Code)
executive offices)

Deutsche Bank Trust Company Americas
Attention: Catherine Wang
Legal Department
60 Wall Street, 36th Floor
New York, New York 10005
(212) 250 – 7544
(Name, address and telephone number of agent for service)
______________________________________________________

 SCORPIO TANKERS INC.
(Exact name of obligor as specified in its charter)

The Republic of the Marshall Islands	N/A
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

9, Boulevard Charles III
Monaco	98000
(Address of principal executive offices)	(Zip code)

_____________________________

Senior Debt Securities
 (Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a) Name and address of each examining or supervising authority to which it is subject.

	Name	Address
	Federal Reserve Bank (2nd District)	New York, NY
	Federal Deposit Insurance Corporation	Washington, D.C.
	New York State Banking Department	Albany, NY

(b) Whether it is authorized to exercise corporate trust powers.
Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -
Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998;Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 2 -	Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 3 -	Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 4 -	Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 5 -	Not applicable.

	Exhibit 6 -	Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810.

	Exhibit 7 -	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

	Exhibit 8 -	Not Applicable.

	Exhibit 9 -	Not Applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 24th day of March, 2017.

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Carol Ng
Name:	Carol Ng
Title:	Vice President

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

Board of Governors of the Federal Reserve System
Federal Deposit Insurance Corporation
Office of the Comptroller of the Currency

OMB Number 7100-0036
OMB Number 3064-0052
OMB Number 1557-0081
Approval expires September 30, 2019
Page 1 of 85

Federal Financial Institutions Examination Council

Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041

Report at the close of business December 31, 2016

20161231
(RCON 9999)

This report is required by law: 12 U.S.C. § 324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 (National banks); and 12 U.S.C. §1464 (Savings associations).

Unless the context indicates otherwise, the term "bank" in this report form refers to both banks and savings associations.

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

NOTE: Each bank's board of directors and senior management are responsible for establishing and maintaining an effective system of internal control, including controls over the Reports of Condition and Income. The Reports of Condition and Income are to be prepared in accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial Officer (CFO) of the reporting bank (or by the individual performing an equivalent function) and attested to by not less than two directors (trustees) for state nonmember banks and three directors for state member banks, national banks, and savings associations.

I, the undersigned CFO (or equivalent) of the named bank, attest that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct to the best of my knowledge and belief.

We, the undersigned directors (trustees), attest to the correctness of the Reports of Condition and Income (including the supporting schedules) for this report date and declare that the Reports of Condition and Income have been examined by us and to the best of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true and correct.

George Oommen
Director (Trustee)

Signature of Chief Financial Officer (or Equivalent)

Director (Trustee)

29 January 2017
Date of Signature

Director (Trustee)

Submission of Reports

Each bank must file its Reports of Condition and Income (Call Report) data by either:

(a) Using computer software to prepare its Call Report and then submitting the report data directly to the FFIEC's Central Data Repository (CDR), an Internet-based system for data collection (https://cdr.ffiec.gov/cdr/), or
(b) Completing its Call Report in paper form and arranging with a software vendor or another party to convert the data into the electronic format that can be processed by the CDR. The software vendor or other party then must electronically submit the bank's data file to the CDR.

For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov.

FDIC Certificate Number **623**
(RSSD 9050)

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach your bank's completed signature page (or a photocopy or a computer generated version of this page) to the hard-copy record of the data file submitted to the CDR that your bank must place in its files.

The appearance of your bank's hard-copy record of the submitted data file need not match exactly the appearance of the FFIEC's sample report forms, but should show at least the caption of each Call Report item and the reported amount.

DEUTSCHE BANK TRUST COMPANY AMERICAS
Legal Title of Bank (RSSD 9017)

New York
City (RSSD 9130)

NY
State Abbreviation (RSSD 9200)

10005
Zip Code (RSSD 9220)

Legal Entity Identifier (LEI)
8EWQ2UQKS07AKK8ANH81
(Report only if your institution already has an LEI.) (RCON 9224)

The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency,

DEUTSCHE BANK TRUST COMPANY AMERICAS
00623
New York, NY 10005

FFIEC 041
Page 15 of 85
RC-1

Consolidated Report of Condition for Insured Banks and Savings Associations for December 31, 2016

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCON	Amount	
Assets					
1. Cash and balances due from depository institutions (from Schedule RC-A):					
a. Noninterest-bearing balances and currency and coin (1)			0081	1,525,000	1.a.
b. Interest-bearing balances (2)			0071	30,323,000	1.b.
2. Securities:					
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	0	2.b.
3. Federal funds sold and securities purchased under agreements to resell:					
a. Federal funds sold			B987	0	3.a.
b. Securities purchased under agreements to resell (3)			B989	10,000,000	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):					
a. Loans and leases held for sale			5369	9,000	4.a.
b. Loans and leases, net of unearned income	B528	11,352,000			4.b.
c. LESS: Allowance for loan and lease losses	3123	26,000			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	11,326,000	4.d.
5. Trading assets (from Schedule RC-D)			3545	5,000	5.
6. Premises and fixed assets (including capitalized leases)			2145	13,000	6.
7. Other real estate owned (from Schedule RC-M)			2150	8,000	7.
8. Investments in unconsolidated subsidiaries and associated companies			2130	0	8.
9. Direct and indirect investments in real estate ventures			3656	0	9.
10. Intangible assets:					
a. Goodwill			3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	33,000	10.b.
11. Other assets (from Schedule RC-F)			2160	572,000	11.
12. Total assets (sum of items 1 through 11)			2170	53,814,000	12.
Liabilities					
13. Deposits:					
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	42,239,000	13.a.
(1) Noninterest-bearing (4)	6631	35,291,000			13.a.(1)
(2) Interest-bearing	6636	6,948,000			13.a.(2)
b. Not applicable					
14. Federal funds purchased and securities sold under agreements to repurchase:					
a. Federal funds purchased (5)			B993	1,126,000	14.a.
b. Securities sold under agreements to repurchase (6)			B995	0	14.b.
15. Trading liabilities (from Schedule RC-D)			3548	5,000	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	5,000	16.
17. and 18. Not applicable					
19. Subordinated notes and debentures (7)			3200	0	19.
20. Other liabilities (from Schedule RC-G)			2930	1,372,000	20.
21. Total liabilities (sum of items 13 through 20)			2948	44,747,000	21.
22. Not applicable					

1. Includes cash items in process of collection and unposted debits.
2. Includes time certificates of deposit not held for trading.
3. Includes all securities resale agreements, regardless of maturity.
4. Includes noninterest-bearing demand, time, and savings deposits.
5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, "Other borrowed money."
6. Includes all securities repurchase agreements, regardless of maturity.
7. Includes limited-life preferred stock and related surplus.